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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


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
Date of Report (Date of earliest event reported):   January 4, 2007 (December 28, 2006)
                                                    -----------------------------------
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                              AIRNET SYSTEMS, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

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

             Ohio                               001-13025                             31-1458309
----------------------------             -----------------------            --------------------------
(State or other jurisdiction            (Commission File Number)                    (IRS Employer
      of incorporation)                                                          Identification No.)
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                  7250 Star Check Drive, Columbus, Ohio 43217
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               (Address of principal executive offices) (Zip Code)

                                 (614) 409-4900
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01         Entry into a Material Definitive Agreement.
---------         -------------------------------------------

         Please see the information contained in Item 5.02 of this Current Report on Form 8-K under the heading "Separation Agreement with Joel Biggerstaff," which is incorporated by reference herein.


Item 1.02         Termination of a Material Definitive Agreement.
---------         -----------------------------------------------

         Please see the information contained in Item 5.02 of this Current Report on Form 8-K under the heading "Separation Agreement with Joel Biggerstaff," which is incorporated by reference herein.


Item 5.02         Departure of Directors or Certain Officers; Election of
---------         -------------------------------------------------------
                  Directors; Appointment of Certain Officers; Compensatory
                  --------------------------------------------------------
                  Arrangements of Certain Officers.
                  ---------------------------------

Resignation of Joel Biggerstaff and Appointment of Bruce D. Parker

         On December 29, 2006, AirNet Systems, Inc. (the "Company") announced that Joel Biggerstaff, the Company's President, Chief Executive Officer and Chairman of the Board, resigned from his positions with the Company. Mr. Biggerstaff's resignation as President and Chief Executive Officer was effective December 28, 2006, and his resignation as a director and as Chairman of the Board was effective December 31, 2006.

         Also on December 29, 2006, the Company announced that Bruce D. Parker, a current director of the Company, would assume the position of Chief Executive Officer and would be elected Chairman of the Board. Mr. Parker was appointed as President and Chief Executive Officer of the Company effective December 28, 2006, and elected Chairman of the Board effective upon Mr. Biggerstaff's resignation. Mr. Parker, age 59, has served as a director of the Company since 2002 and is currently the managing director of IT Management Group, LLC. From 1999 until his retirement in 2002, he served as Executive Vice President of Sapient Corporation, a systems and technology development firm. In his career, he has worked for several firms in the travel and transportation industry, including serving as Senior Vice President and Chief Information Officer of United Airlines, Inc. and Senior Vice President of Ryder System, Inc. Upon his appointment as President and Chief Executive Officer of the Company, Mr. Parker no longer qualified as an independent director and, effective December 28, 2006, he submitted his resignation as a member of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Company's Board of Directors, but will continue to serve on the Company's Strategy Committee.

Separation Agreement with Joel Biggerstaff

         Mr. Biggerstaff and the Company entered into a Separation Agreement and General Release dated as of December 28, 2006 (the "Separation Agreement"), which provided for his

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resignation as President, Chief Executive Officer and Chairman of the Board and
as a director of the Company and terminated the Employment Agreement between the Company and Mr. Biggerstaff dated as of January 1, 2001. Per the terms of the Separation Agreement, Mr. Biggerstaff will receive any accrued but unpaid base salary, the value of his accrued but unused vacation and any unreimbursed business expenses. He will also receive, payable by January 15, 2007, a lump-sum payment of $487,500 and, payable by March 15, 2007, a lump-sum payment of the annual bonus earned by Mr. Biggerstaff for calendar year 2006, calculated without regard to his personal objectives for calendar year 2006 and with respect to the financial performance criteria, on an equitable basis with the other senior executives of the Company. Mr. Biggerstaff will also receive all benefits due him under the Company's employee benefit plans, paid in accordance with the terms of such plans, and up to $15,000 for outplacement services.

         The Company will retain Mr. Biggerstaff as an independent contractor consultant effective January 1, 2007. He will provide, and be compensated for, a minimum of 40 days of consulting work at a fee of $2,000 per day, and will also be reimbursed for reasonable expenses incurred in the performance of these consulting services. The term of the consulting relationship will last until June 30, 2007, unless earlier terminated by either party on two weeks' prior notice or extended by the mutual agreement of the parties; however, the required minimum of 40 days of consulting services must be provided by April 30, 2007.

         Mr. Biggerstaff also agreed to not compete with the Company for a period of 18 months following December 31, 2006, and that he would maintain the confidentiality of information regarding the Company and its affiliates obtained by him through his employment and service on the Board of Directors. Further, Mr. Biggerstaff released the Company from any claims or causes of action he may have against the Company, and the Company agreed to indemnify him to the fullest extent permitted by the Company's Amended and Restated Articles of Incorporation and Code of Regulations for any expenses from suits related to his service with the Company.

         The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement for Bruce D. Parker

         In connection with his appointment as the Company's President and Chief Executive Officer, on December 28, 2006, the Company and Bruce D. Parker entered into an Employment Agreement (the "Employment Agreement"). The term of the Employment Agreement is one year beginning December 28, 2006, unless earlier terminated or extended. Per the terms of the Employment Agreement, Mr. Parker will receive an annual base salary of $360,000, which will be reviewed annually and may be increased by the Board of Directors. Additionally, Mr. Parker received a signing bonus of $125,000 and will be eligible for an annual bonus of up to 100% of his annual base salary, based upon the attainment of annual performance goals. The annual bonus, if any, will be paid in two installments, with the first based upon the attainment of goals for the period of January 1st through June 30th, and the

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second based on the attainment of goals from July 1st through December 31st.
Additionally, Mr. Parker was granted nonstatutory stock options to purchase 150,000 common shares of the Company under the Company's 2004 Stock Incentive Plan at an exercise price of $2.95 per share, the closing price of the Company's common shares on December 28, 2006. The options vested as to 75,000 of the common shares on the grant date, and will vest as to the remaining 75,000 common shares on December 27, 2007. The Employment Agreement expressly permits Mr. Parker to continue to own and operate his consulting company during the term of his employment.

         During the term of the Employment Agreement, Mr. Parker is entitled to receive all fringe benefits provided to the Company's senior executives, and will receive four weeks of vacation annually. The Company will provide Mr. Parker with an apartment in Columbus, Ohio and will reimburse him for his living expenses while in Columbus and his travel expenses between his home and Columbus. Mr. Parker's living expenses will be grossed-up for federal income tax purposes.

         If Mr. Parker's employment is terminated due to his death or his disability (as defined in the Employment Agreement), he is terminated for cause (as defined in the Employment Agreement) or he voluntarily terminates his employment, he or his beneficiary will be entitled to receive any accrued and unpaid base salary, the value of unused vacation, the value of unreimbursed expenses, and any rights to which Mr. Parker is entitled under the Company's benefit plans and programs, paid in accordance with such plans and programs. If Mr. Parker voluntarily terminates his employment, he will also be entitled to his accrued bonus as of the date of termination.

         If Mr. Parker's employment is terminated without cause or he terminates his employment for good reason (as defined in the Employment Agreement), in addition to receiving all of the payments discussed in the preceding paragraph, including his accrued bonus, all outstanding equity awards held by him will immediately vest in full and he will receive a lump-sum payment equal to 12 months' base salary. If Mr. Parker voluntarily terminates his employment upon the retention by the Company of a new Chief Executive Officer or the Employment Agreement expires without being renewed, he will receive all of the payments in the preceding paragraph, including his accrued bonus, all outstanding equity awards will immediately vest and he will receive a lump-sum payment equal to six months' base salary.

         Upon the occurrence of a change in control of the Company (as defined in the Employment Agreement), Mr. Parker will receive payment of all accrued but unpaid base salary and bonus and unused vacation to which he in entitled, the value of unreimbursed expenses, all rights under the Company's employment benefits plans in which he participates, full vesting of all outstanding and unvested equity awards, and a lump sum payment equal to 12 months' base salary. To the extent any excise taxes are due on these amounts, Mr. Parker will receive a gross-up payment that, after taxes, will equal the amount of all excise taxes due.

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         The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.


Item 9.01         Financial Statements and Exhibits.
---------         ----------------------------------

  (a) -- (c)        Not applicable.

  (d)               Exhibits:

         The following exhibits are being filed with this Current Report on Form 8-K:

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

Exhibit No.                                              Description
-----------                                              -----------

10.1          Separation Agreement and General Release, dated as of December 28, 2006, between AirNet Systems, Inc. and Joel Biggerstaff

10.2          Employment Agreement for Bruce D. Parker, dated December 28, 2006, between
              AirNet Systems, Inc. and Bruce D. Parker

99.1          News Release issued by AirNet Systems, Inc. on December 29, 2006
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      [Remainder of page intentionally blank; signature on following page]


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AIRNET SYSTEMS, INC.

Dated: January 4, 2007                 By:  /s/ Gary W. Qualmann
                                            ------------------------------

                                            Gary W. Qualmann
                                            Chief Financial Officer, Treasurer
                                            and Secretary


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